UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware				62-1120025
(State or other jurisdiction of incorporation)				(I.R.S. Employer Identification No.)
3200 Olympus Boulevard	Suite 300	Dallas	TX	75019
(Address of principal executive offices)				(Zip Code)

000-22490
(Commission File Number)
Registrant’s telephone number, including area code: (817) 552-5270

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On July 10, 2026 (the “Effective Date”), Jerome Lorrain resigned as the Executive Chairman of the Board of Directors (the “Board”) of Forward Air Corporation (the “Company”). Mr. Lorrain will continue to serve as a member of the Board following the Effective Date.

In connection with Mr. Lorrain’s transition from Executive Chairman to a non-employee director, the Company and Mr. Lorrain agreed to amend the award agreements governing his outstanding restricted stock awards to provide that his continued service as a member of the Board constitutes “Service” for purposes of such award agreements. As a result, Mr. Lorrain’s outstanding restricted stock awards will remain outstanding and continue to vest in accordance with their respective terms as long as he remains a member of the Board. In the event that Mr. Lorrain’s service on the Board ceases, any then-unvested portion of such awards will be forfeited in accordance with the terms of the applicable award agreement. Mr. Lorrain’s outstanding performance-based equity awards and his special one-time equity award tied to the achievement of certain goals relating to the Company’s ongoing strategic review were not amended and will be forfeited as of the Effective Date in accordance with their existing terms as a result of his cessation of service as Executive Chairman. In connection with the foregoing, Mr. Lorrain did not receive an annual equity award for 2026 under the Company’s non-employee director compensation program. Other than as disclosed herein, the Company and Mr. Lorrain have not entered into any compensatory arrangement in connection with his transition from the Executive Chairman role.

Effective as of the Effective Date, the Board appointed Christine M. Gorjanc, a current member of the Board, to serve as the independent Chair of the Board. Ms. Gorjanc’s appointment as Chair was not made pursuant to any arrangement or understanding with any other person, and there are no transactions involving Ms. Gorjanc requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit
10.1	First Amendment to 2025 Notice of Grant of Restricted Shares and Employee Restricted Share Agreement, dated July 10, 2026, by and between the Company and Jerome Lorrain.
10.2	First Amendment to 2026 Notice of Grant of Restricted Shares and Employee Restricted Share Agreement, dated July 10, 2026, by and between the Company and Jerome Lorrain.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION

Date: July 10, 2026	By:	/s/ Shawn Stewart
	Name: Title:	Shawn Stewart President and Chief Executive Officer